EXHIBIT 10


MASTER FRANCHISE AGREEMENT dated May 15, 2005.

BETWEEN :                  680220 BC LTD.
                           Big-On-Burgers Restaurants
                           31930 South Fraser Way,
                           Abbotsford, BC
                           Canada, V2T 1V6

                           (The "Franchisor")

AND :                      Toro Ventures Inc.
                           232-2498 West 41st Ave.
                           Vancouver, BC
                           Canada, V6M 2A7

                           (The "Sub-Franchisor")


RECITALS

1. The Franchisor by itself or through affiliated companies has operating experience of hamburger restaurants, know-how and ability in the development and opening and operation of hamburger restaurants, which are identified to the public under the trademark:

         English:
                     Big-On-Burgers (Old Style Hamburgers)TM

         Chinese:

         and other service marks, trade marks, trade names and/or applications as well as logos, insignia, labels, trade dress, slogans or other identification schemes used from time to time by the Franchisor in association with the System (hereinafter collectively called the "Trademark") and in connection therewith the Franchisor has developed standards, specifications relating to the designing, building and fixturing of such outlets, formulations, recipes, standards for sourcing of products, its preparation and presentation, marketing techniques (hereinafter collectively called the "System" )


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2.       The Sub-Franchisor has requested and the Franchisor has agreed to grant to the Sub- Franchisor exclusive right and license in the provinces of Hubei and Beijing in China (hereinafter collectively called the "Exclusive Territory") to operate through the Sub- Franchisor's own company or affiliates or to franchise other persons, companies or other entities to own and operate:

                  Big-On-Burgers Restaurants, (take in or take out) whether outside or in-store, or in a mall (hereinafter collectively called " Franchised Outlets") with the right and license to use or to license others to use the System and Trademark.

         All of the aforementioned rights including: the right to establish and operate Franchised Outlets, by the Sub- Franchisor's own company, subsidiaries or affiliates or to franchise other persons, companies or other entities to own and operate Franchised Outlets; to license the use of the System and use of the Trademark in the operation of the Franchised Outlets; all exclusively in the Exclusive Territory are hereinafter collectively called the "Rights".

GRANT OF RIGHT AND LICENCE

3. The Franchisor hereby grants to the Sub-Franchisor and the Sub-Franchisor hereby accepts from the Franchisor the exclusive license to use the Trademark in connection with the business of operating Franchised Restaurants owned by the Sub-Franchisor or its affiliated companies as well as the exclusive right to franchise others to operate Franchised Outlets using the System and to sub-license others to use the Trademark in connection therewith solely in the Exclusive Territory. Sub-Franchisor may carry on the operation of any number of Franchised Outlets.

4. The Franchisor covenants during the Term of this Agreement, any renewal or over-holding period the Franchisor shall not without the prior written consent of the Sub-Franchisor either individually, or in partnership or jointly in conjunction with any person, firm association, syndicate, or corporation as principal, agent, shareholder, or in any manner whatsoever carry on or be engaged in or become concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed in any business in the Exclusive Territory operating in competition with or similar to the business associated with the Rights of the Sub-Franchisor as carried on from time to time during the Term of this Agreement or any holdover period.

TERM

5. This Agreement shall remain in full force and effect for a period of TEN (10) YEARS with the Term terminating on April 15, 2015. (Hereinafter such period is called the "Term")


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RENEWAL AND RIGHT OF FIRST REFUSAL

6. The Sub-Franchisor and Franchisor agree as follows:

         Option to Renew

         a) The Sub-Franchisor shall have the option to renew this Agreement for a further term of TEN (10) YEARS (hereinafter called the "Renewal Term") upon the same terms and conditions set forth and contained in this Lease save and except the Fees of contained in this Agreement. The Renewal Term will commence upon the expiration of the term granted by this Agreement. If no agreement can be reached within 90 days of the date the Sub-Franchisor exercises its option to renew, then the question of the Fee shall be submitted to Arbitration by one arbitrator or in the event the parties are unable to agree upon a single arbitrator then by three (3) arbitrators (one to be appointed by the other two arbitrators) pursuant to the Arbitration Act of the Province of British Columbia in effect at the time of the controversy. The arbitrator or if more than one, then at least one of them, shall be a Certified Business Valuator with experience in valuating franchises. The decision of the arbitrator or arbitrators, as the case may be, shall be binding upon the parties. Notwithstanding the said Arbitration Act, all costs or arbitration shall be shared by the Franchisor and the Sub-Franchisor. The option granted by the Franchisor shall only be valid and binding upon the Franchisor if it is exercised in writing by the Sub-Franchisor not less than SIX (6) MONTHS before the expiration of the Term.

         b)       Right of First Refusal

                  During the SIX (6) MONTHS of the Term only and during any holdover period in which the Sub-Franchisor continues to have the benefit of the Rights (or a portion thereof) and provided the Sub-Franchisor and Franchisor have not already renewed this Agreement, or the Sub-Franchisor has not already exercised its option to renew, the Franchisor may solicit offers or make offer to grant the Rights but only for a TEN
                  (10) YEAR term for the Exclusive Territory. The Franchisor shall not accept any offer or make any offer to any other person without first giving the Sub-Franchisor notice in writing, the Franchisor is willing to accept an offer from the Sub-Franchisor on similar terms. The Franchisor shall deliver a written offer to the Sub-Franchisor (the "Offer") setting out the consideration, terms and conditions. The Offer shall remain open for acceptance by the Franchisor for a period of

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                  FOURTEEN (14) Days from and after the date of receipt of the
                  Offer by the Sub-Franchisor. If the Sub-Franchisor accepts the Offer, a binding contract of a Master Franchise Agreement shall come into effect. If the Sub-Franchisor does not accept the Offer, then the Franchisor may grant such Rights to any other person, firm or corporation (a "Third Party") provided, however, that:

         (i) the Rights may not be granted to a Third Party upon terms more favourable to such Third Party than the terms contained in the Offer;

         (ii) if the Rights are not granted to a Third Party on the terms as contemplated in the Offer, the Franchisor shall not be entitled to grant such Rights to a Third Party and the provisions of these sections under the heading "Renewal" in this Agreement shall again become applicable to any offer or grant of Rights by the Franchisor.


7. The Franchisor shall not deal with the rights in any manner except as provided in this Agreemeent, that is it shall not deal with the rights except during the SIX (6) MONTHS the Term as contemplated in the foregoing section and only if the Sub-Franchisor has not exercised its option to renew.

8. The Franchisor and Sub-Franchisor agree that if a Third Party obtains the Rights by reason of a breach of the terms of the Agreement by the Franchisor (including but not limited to failure to give notice to the Sub-Franchisor or making a similar offer to the Sub-Franchisor pursuant to the Right of First Refusal), then the Franchisor agrees that reasonable damages to compensate the Sub-Franchisor for its breach of this Agreement shall be payment by the Franchisor to the Sub-Franchisor of 30% of the annual gross income of all of the Franchised Outlets in the Exclusive Territory for FIVE (5) YEARS commencing when the date the Sub-Franchisor has lost the use of the Rights.

FEES AND ROYALTIES

9. The Fee, being the consideration for the grant of the Rights under this Agreement shall be the issuance of 275,000 shares of common stock by the Sub-Franchisor upon the signing of this Agreement.

         A royalty of 5% of monthly gross sales of all of the Franchised Outlets operating in the Exclusive Territory will be remitted to the Franchisor by the Sub-Franchisor by the fifteen of the following month.

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         An advertising royalty of 3% of monthly gross sales of all of the
         Franchised Outlets operating in the Exclusive Territory will be remitted to the Franchisor by the Sub-Franchisor by the fifteen of the following month.

10. Except for the aforesaid consideration stated in the previous paragraph, the Sub-Franchisor shall not be required to make any other payment to the Franchisor for the Rights during the Term. There are no royalties, percentage fee, or consideration of any kind payable for the Rights or the ongoing use of the Rights by the Sub-Franchisor during the term.


MODIFICATION OF THE TRADEMARK AND SYSTEM

11. The Franchisor acknowledges that the market conditions in the Exclusive Territory are unique and the Trademark and System as presently used by the Franchisor must be modified by the Sub-Franchisor to adapt to the market for the Exclusive Territory. The Sub-Franchisor may make changes to the Trademark and the System as the Sub-Franchisor in its sole discretion deems fit to meet the demands of its customers in the Exclusive Territory.


SALE ASSIGNMENT AND TRANSFER

12. The Sub-Franchisor may assign, sell, and transfer ("Transfer") its interest in this Agreement or the Rights granted herein at anytime with FOURTEEN (14) DAYS prior notice to the Franchisor. A Transfer shall also mean the sale of all or a portion of the corporate shares of the Sub-Franchisor resulting in a charge in control. The Sub-Franchisor may without consent of the Franchisor and without notice to the Franchisor assign, sell and transfer all of her interest in this Agreement or the Rights to a corporation incorporated or to be incorporated in the Exclusive Territory (the "Assignee"), of which the Sub-Franchisor or a person of her immediate family (including child, parent, spouse, sibling) is a shareholder. To the extent the Assignee assumes the covenants and obligations of the Sub-Franchisor hereunder, the Sub-Franchisor shall thereupon and without further agreement, be freed and relieved of all liability with respect to such covenants and obligations.

13. The Sub-Franchisor shall grant franchises for TEN (10) YEAR periods. If the holder of the Rights for the Exclusive Territory should change, the Franchisor and the Sub- Franchisor shall ensure that the new holder of the Rights for the Exclusive Territory is obliged to fulfill the Sub Franchisor's obligations with such franchisees for the full term and any renewal term of each franchise agreement with each respective franchisee.

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PROMOTION

14. The Franchisor is responsible for promotional events when the first Franchised Outlet opens in the Exclusive Territory. The Franchisor is responsible to pay for the airfare for its staff, consultants and agents to attend the opening and the Sub-Franchisor is responsible for payment of lodging and meals for such persons during the promotion period. The parties will cooperate in good faith using best efforts to give maximum effort in promoting the success of the business of the Sub-Franchisor in the Exclusive Territory.

TRAINING

15. The Franchisor will send its employees, consultants, and agents to the Exclusive Territory to provide technical support, training and management assistance. The Franchisor will pay for airfare of such persons and the Sub-Franchisor will pay for lodging and meals for such persons.


GENERAL PROVISIONS

Law Applicable

16. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

Entire Agreement

17. This agreement constitutes the entire agreement between the parties and supersedes all previous agreements and understandings between the parties in any way relating to the subject matter hereof. It is expressly understood and agreed that the Company has made no representations, inducements, warranties or promises whether direct, indirect or collateral, oral or otherwise, concerning this agreement, the matters herein, the business franchised hereunder or concerning any other matter, which are not embodied herein.

Severability of Clauses

18. If any covenant or other provision of this agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy such covenant or other provision shall be severed; all other conditions and provisions of this agreement shall, nevertheless, remain in full force and effect and no covenant or provision shall be deemed dependant upon any other covenant or provision unless so expressed herein.

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Time of Essence

19. Time shall be of the essence of this agreement and of each and every part hereof.

Notices

20. All notices, requests, demands or other communications (collectively "Notices") by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to the other parties or delivered to such other parties as follows:

         (a)      To the Franchisor at: Big On Burgers
                                        31930 South Fraser Way,
                                        Abbotsford, BC
                                        Canada, V2T 1V6

         (b)      To the Sub-Franchisor at: Toro Ventures Inc.
                                            232-2498 West 41st Ave.
                                            Vancouver, BC
                                            Canada, V6M 2A7

                           or at such other address as may be given by one of
                  them to the other in writing from time to time, and such Notices shall be deemed to have been received when delivered, or if mailed, FOURTEEN (14) DAYS after the date of mailing thereof; provided that if any such Notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such Notice as aforesaid, then such Notice shall not be effective unless delivered.

Agreement Binding Upon Successors and Assigns

21. Subject to the restrictions on assignment herein contained, this agreement shall ensure to the benefit of and be binding upon the Sub-Franchisor and the Franchisor and their respective successors, legal representatives and assigns.



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ROYALTIES TO SUB-FRANCHISOR

22. The Franchisor acknowledges that the Sub-Franchisor is taking considerable risk in developing and applying the Franchisor's System in Exclusive Territory, and in consideration of such risk and effort the Franchisor agrees that if the Franchisor and Sub-Franchisor for whatever reason do not renew the Term, the Franchisor will pay to the Sub-Franchisor a royalty equal to 2.5% of the annual gross income of all of the Franchised Outlets operating in the Exclusive Territory for the period of FIVE (5) YEARS commencing when the Sub-Franchisor ceases to have the use of the Rights for any reason including but not limited to termination of the Term, termination of the Renewal Term or termination of any holdover period when the Sub-Franchisor has the rights after the termination of the Term or Renewal Term.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above written.


Per:  680220 BC Ltd.



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Authorized Signatory:



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Witness




Per:  Toro Ventures Inc.



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Authorized Signatory:



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Witness



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